TRUEBLUE REPORTS RECORD FOURTH QUARTER AND YEAR-END 2015 RESULTS
Organic Growth Accelerates, Two Recent Acquisitions Expand Services

TACOMA, WASH.--Feb. 3, 2016--TrueBlue, Inc. (NYSE:TBI) today announced fourth quarter and full-year 2015 results, including revenue in the fourth quarter of $811 million, up 17 percent from $691 million in the fourth quarter of 2014. Full-year revenue was a record $2.7 billion, an increase of 24 percent compared to 2014.

TrueBlue’s fourth quarter adjusted net income per share* was $0.66, up from $0.62 in the same quarter last year. Full-year adjusted net income per share of $2.02 is an increase of 20 percent compared to 2014. Adjusted EBITDA* also rose to $46 million in the quarter, compared to $44 million for the fourth quarter of 2014.  Full-year, adjusted EBITDA increased 23 percent to $147 million.

“I am pleased to report that we achieved 14 percent organic revenue growth for the fourth quarter and seven percent for 2015 compared to the prior year,” said TrueBlue CEO Steve Cooper. “In our core business, we saw widespread growth serving the specialized staffing needs of small- to mid-sized customers. Construction had a strong quarter with double-digit sales growth, and we saw improvement in manufacturing. These overall results confirm that our strategies, which focus on building organic growth and adding value through acquisitions, are working well.”

TrueBlue acquired SIMOS, a leading provider of on premise workforce management solutions, effective Dec. 1, 2015. TrueBlue also acquired Aon Hewitt’s recruitment process outsourcing (RPO) business, which provides scalable permanent recruiting solutions, at the beginning of 2016.

“We continue to invest in business growth and our new acquisitions combine well with our existing business to put us in a strong position as we head into 2016,” Cooper said.  “We believe the RPO market has tremendous potential on a worldwide scale, which is why we are so pleased that we could bring the RPO operations of one of the industry’s global leaders to our RPO brand PeopleScout. In addition, the SIMOS acquisition really complements the work Staff Management | SMX is doing to offer businesses large scale, on premise management with a focus on improving productivity.”

Cooper said the company estimates adjusted EBITDA will grow nearly 30 percent in 2016 as a result of these two acquisitions and the increased momentum in organic growth.

TrueBlue estimates revenue in the range of $660 million to $675 million, an increase of 15 to 18 percent, and adjusted net income per diluted share of $0.23 to $0.28, for the first quarter of 2016.

TrueBlue estimates revenue of $3.1 billion, an increase of 16 percent, and adjusted net income per diluted share of $2.65.

Management will discuss fourth quarter and full-year 2015 results on a conference call at 2 p.m. PT (5 p.m. ET), today, Wednesday, Feb. 3. The conference call can be accessed on TrueBlue’s website: www.trueblue.com

*The definitions of Adjusted EPS and Adjusted EBITDA have been modified. See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

About TrueBlue
TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions, helping clients improve growth and performance by providing staffing, workforce management, and recruitment process outsourcing solutions. The company’s specialized workforce solutions meet clients’ needs for a reliable, efficient workforce in a wide variety of industries. TrueBlue connects as many as 750,000 people to work each year. Learn more at www.trueblue.com.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict.

Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Examples of such factors can be found in our reports filed with the SEC, including the information under the heading ‘Risk Factors’ in our Annual Report on Form 10-K for the fiscal year ended Dec. 26, 2014. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Management is providing full-year 2016 guidance on a one-time basis to enhance clarity around recent acquisitions and current expectations for the long-term performance potential of the business.  Please refer to the earnings release slides at www.trueblue.com for additional details and disclaimers.

Contact:
Derrek Gafford, EVP & CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	13 Weeks Ended		52 Weeks Ended
	December 25, 2015	December 26, 2014	December 25, 2015	December 26, 2014
Revenue from services	$810,733	$691,390	$2,695,680	$2,174,045
Cost of services	625,729	533,152	2,060,007	1,637,066
Gross profit	185,004	158,238	635,673	536,979
Selling, general and administrative expenses	141,419	117,123	495,988	425,777
Depreciation and amortization	10,428	9,347	41,843	29,474
Income from operations	33,157	31,768	97,842	81,728
Interest and other income (expense), net	(293)	(269)	(1,395)	116
Income before tax expense	32,864	31,499	96,447	81,844
Income tax expense	4,696	4,472	25,200	16,169
Net income	$28,168	$27,027	$71,247	$65,675

Net income per common share:
Basic	$0.68	$0.67	$1.73	$1.61
Diluted	$0.67	$0.65	$1.71	$1.59

Weighted average shares outstanding:
Basic	41,337	40,832	41,226	40,734
Diluted	41,748	41,317	41,622	41,176

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited, in thousands)

	13 Weeks Ended				52 Weeks Ended
	December 25, 2015		December 26, 2014		December 25, 2015		December 26, 2014
Revenue from services
Staffing Services	$783,732		$668,082		$2,591,166		$2,125,915
Managed Services	27,001		23,308		104,514		48,130
Total Company	$810,733		$691,390		$2,695,680		$2,174,045

Adjusted EBITDA, current definition (1)
Staffing Services	$52,903		$46,056		$167,198		$141,225
Managed Services	1,365		2,215		12,344		5,937
	54,268		48,271		179,542		147,162
Corporate unallocated	(7,925)		(4,598)		(32,370)		(27,720)
Adjusted EBITDA, current definition (1)	46,343		43,673		147,172		119,442
WOTC processing fees (2)	(1,410)		(1,665)		(2,352)		(3,020)
Adjusted EBITDA, as previously defined (3)	44,933		42,008		144,820		116,422
Non-recurring acquisition and integration costs (4)	(1,348)	—	(893)	—	(5,135)	—	(5,220)
EBITDA	43,585		41,115		139,685		111,202

Depreciation and amortization	10,428		9,347		41,843		29,474
Interest expense (income), net	293		269		1,395		(116)
Income before tax expense	$32,864		$31,499		$96,447		$81,844

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization from net income. Adjusted EBITDA further excludes from EBITDA non-recurring costs related to acquisition and integration costs, as well as, Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to evaluate performance. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with GAAP, and may not be comparable to similarly titled measures of other companies.

(2)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(3)	Adjusted EBITDA, as previously defined, included Work Opportunity Tax Credit third-party processing fees.

(4)
Non-recurring acquisition and integration costs consist of the acquisition and integration of Seaton, which was completed on June 30, 2014, the first business day of our third quarter of 2014, and the acquisition related costs for SIMOS and the recruitment process outsourcing business of Aon Hewitt, which were completed on December 1, 2015, and January 4, 2016, respectively.

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 25, 2015	December 26, 2014
Assets
Current assets:
Cash and cash equivalents	$31,741	$19,666
Marketable securities	—	1,500
Accounts receivable, net	467,932	359,903
Other current assets	60,477	34,738
Total current assets	560,150	415,807
Property and equipment, net	57,530	61,392
Restricted cash and investments	187,153	168,426
Goodwill and intangible assets, net	436,313	378,415
Other assets, net	48,181	42,631
Total assets	$1,289,327	$1,066,671

Liabilities and shareholders' equity
Current liabilities	$238,090	$187,230
Long-term debt, less current portion	243,397	199,383
Other long-term liabilities	257,591	210,724
Total liabilities	739,078	597,337
Shareholders' equity	550,249	469,334
Total liabilities and shareholders' equity	$1,289,327	$1,066,671

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	52 Weeks Ended
	December 25, 2015	December 26, 2014
Cash flows from operating activities:
Net income	$71,247	$65,675
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	41,843	29,474
Provision for doubtful accounts	7,132	11,815
Stock-based compensation	11,103	11,051
Deferred income taxes	5,176	12,663
Other operating activities	446	898
Changes in operating assets and liabilities:
Accounts receivable	(95,930)	(77,629)
Income tax receivable	(16,678)	(5,696)
Other assets	(6,398)	(7,361)
Accounts payable and other accrued expenses	29,979	(8,683)
Accrued wages and benefits	12,203	12,069
Workers’ compensation claims reserve	14,736	1,579
Other liabilities	(827)	1,670
Net cash provided by operating activities	74,032	47,525

Cash flows from investing activities:
Capital expenditures	(18,394)	(16,918)
Acquisition of businesses, net of cash acquired	(67,500)	(305,876)
Purchases of marketable securities	—	(25,057)
Sales and maturities of marketable securities	1,500	44,167
Change in restricted cash and cash equivalents	18,374	(9,283)
Purchases of restricted investments	(51,516)	(18,196)
Maturities of restricted investments	12,510	12,726
Net cash used in investing activities	(105,026)	(318,437)

Cash flows from financing activities:
Net proceeds from stock option exercises and employee stock purchase plans	1,563	2,191
Common stock repurchases for taxes upon vesting of restricted stock	(3,869)	(3,114)
Net change in revolving credit facility	46,091	171,994
Payments on debt and other liabilities	(2,078)	(2,267)
Other	1,079	978
Net cash provided by financing activities	42,786	169,782
Effect of exchange rate changes on cash and cash equivalents	283	(1,207)
Net change in cash and cash equivalents	12,075	(102,337)
CASH AND CASH EQUIVALENTS, beginning of period	19,666	122,003
CASH AND CASH EQUIVALENTS, end of period	$31,741	$19,666

TRUEBLUE, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited, in thousands, except for per share data)

	13 Weeks Ended		52 Weeks Ended
	December 25, 2015	December 26, 2014	December 25, 2015	December 26, 2014
GAAP net income	$28,168	$27,027	$71,247	$65,675
Income tax expense	4,696	4,472	25,200	16,169
Interest expense (income), net	293	269	1,395	(116)
Income from operations	33,157	31,768	97,842	81,728

Depreciation and amortization	10,428	9,347	41,843	29,474
EBITDA (1)	43,585	41,115	139,685	111,202
Non-recurring acquisition and integration costs (2)	1,348	893	5,135	5,220
Adjusted EBITDA, as previously defined (3)	44,933	42,008	144,820	116,422
Work Opportunity Tax Credit processing fees (4)	1,410	1,665	2,352	3,020
Adjusted EBITDA, current definition (1)	$46,343	$43,673	$147,172	$119,442

GAAP net income per diluted share	$0.67	$0.65	$1.71	$1.59
Non-recurring acquisition and integration costs, net of tax (2)	0.02	0.01	0.08	0.09
Work Opportunity Tax Credit processing fees, net of taxes (4)	0.02	0.03	0.04	0.05
Amortization of intangible assets of acquired businesses, net of tax (5)	0.09	0.07	0.33	0.20
Adjust income taxes to a normalized effective tax rate (6)	(0.14)	(0.14)	(0.14)	(0.24)
Adjusted net income per diluted share, current definition (7)	$0.66	$0.62	$2.02	$1.69
Adjusted net income per diluted share, as previously defined (8)	$0.57	$0.52	$1.75	$1.45

Diluted weighted average shares outstanding	41,748	41,317	41,622	41,176

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization from net income. Adjusted EBITDA further excludes from EBITDA non-recurring costs related to acquisition and integration costs, as well as, Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to evaluate performance. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with GAAP, and may not be comparable to similarly titled measures of other companies.

(2)
Non-recurring acquisition and integration costs consist of the acquisition and integration of Seaton, which was completed on June 30, 2014, the first business day of our third quarter of 2014, and the acquisition related costs for SIMOS and the recruitment process outsourcing business of Aon Hewitt, which were completed on December 1, 2015, and January 4, 2016, respectively.

(3)	Adjusted EBITDA, as previously defined, included Work Opportunity Tax Credit third-party processing fees.

(4)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(5)	Amortization of intangible assets of acquired businesses, as well as, accretion expense related to acquisition earn-out.

(6)	Adjusts the effective income tax rate to the expected, ongoing rate of 32% including annual Work Opportunity Tax Credit benefits and excluding any discreet or unique items.

(7)
Adjusted net income per diluted share is a non-GAAP financial measure which excludes from net income on a per diluted share basis non-recurring costs related to acquisition and integration costs, net of tax, amortization of intangibles of acquired businesses, net of tax, accretion expense related to acquisition earn-out, net of tax, Work Opportunity Tax Credit third-party processing fees, net of tax, and adjusts income taxes to the expected ongoing effective rate. Adjusted net income per diluted share is a key measure used by management to evaluate performance and communicate comparable results. Adjusted net income per diluted share should not be considered a measure of financial performance in isolation or as an alternative to net income per diluted share in the Consolidated Statements of Operations in accordance with GAAP, and may not be comparable to similarly titled measures of other companies.

(8)
Adjusted net income per diluted share, calculated as previously defined, was tax adjusted using a marginal tax rate of 40% and included the third-party processing fees associated with generating Work Opportunity Tax Credits.

	13 Weeks Ended		52 Weeks Ended
	December 25, 2015	December 26, 2014	December 25, 2015	December 26, 2014
GAAP net income per diluted share	$0.67	$0.65	$1.71	$1.59
Non-recurring acquisition and integration costs, net of tax	0.02	0.01	0.07	0.08
Amortization of intangible assets of acquired businesses, net of tax	0.08	0.06	0.29	0.18
Adjust income taxes to a marginal tax rate	(0.20)	(0.20)	(0.32)	(0.40)
Adjusted net income per diluted share, as previously defined	$0.57	$0.52	$1.75	$1.45

Diluted weighted average shares outstanding	41,748	41,317	41,622	41,176